Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2023, with respect to the consolidated financial statements of Zynerba Pharmaceuticals, Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 28, 2023